                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): August 14, 2006

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 14, 2006, CSP Inc. (the "Company") issued a press release announcing its financial results for the third quarter and year to date fiscal year 2006 which ended June 30, 2006. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated August 14, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: August 16, 2006 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Exhibit 99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS THIRD-QUARTER FISCAL 2006 FINANCIAL RESULTS

BILLERICA, MA, August 14, 2006 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the third quarter of fiscal 2006 ended June 30, 2006.

For the third quarter of fiscal 2006, CSP Inc. sales increased to $18.6 million from $11.5 million in the third quarter of fiscal 2005. Net loss for the third quarter of fiscal 2006 was $44,000, or $0.01 per diluted share, compared with net income of $211,000, or $0.06 per diluted share, in the year ago quarter. CSP's third-quarter fiscal 2006 net loss includes approximately $243,000 in expenses related a reduction in the work force at the company's German subsidiary, and $82,000 in equity-based compensation expense under SFAS 123R relating to employee and director stock options and the employee stock purchase plan. The Company's third-quarter 2005 net income included a gain of $114,000 from the sale of the assets of its Scanalytics subsidiary.

For the first nine months of fiscal 2006, CSP reported an increase in sales to $51.3 million from $44.4 million for the same period in fiscal 2005. Net income for the fiscal 2006 nine-month period was $443,000, or $0.12 per diluted share, compared with net income of $1.2 million, or $0.31 per diluted share, for the first nine months of fiscal 2005. Net income for the fiscal 2006 nine-month period includes $384,000 for professional fees related to the previously announced restatement of the Company's interim and annual financial results for fiscal 2004 and fiscal 2003, expenses for a reduction in our work force of $243,000 and equity-based compensation expense of $202,000. The 2005 nine-month period included the above-referenced $114,000 gain from the sale of assets.

"Our 61 percent year-over-year revenue growth in the third quarter was driven by demand for our best-of-breed integrated IT systems," said Alexander R. Lupinetti, chairman and chief executive officer of CSP Inc. "Our year-over-year decline in net income was the result of less higher-margin services revenues in the Service and system integration segment from our German MODCOMP subsidiary as well as a number of extraordinary expenses in the third-quarter of fiscal 2006 and a one-time gain in the year-ago quarter. As we previously announced, two integration services customers of our German subsidiary have significantly reduced their contract service levels in order to cut costs."

"We are continuing to realign our German MODCOMP workforce with current business volume for systems integration services," continued Lupinetti. "At the same time, we are encouraged by the success of our German subsidiary and our U.S.-based IT Systems and Solutions division in increasing sales for our integrated IT infrastructure solutions. Our focus on growing our U.S Systems and Solutions sales force is paying solid dividends, and we are continuing this effort."

"We are excited by the prospects for our Systems segment" added Lupinetti. "After the close of the quarter, we announced a major contract award to our MultiComputer division valued between $17 and $18 million to provide Raytheon Company with our FastCluster 220R MultiComputer systems. Initial delivery of these systems will begin late in the calendar year and will continue throughout 2007. This contract demonstrates the confidence that Raytheon has in the quality and performance of our multicomputers and in our ability to meet critical deadlines. Our optimism for our MultiComputer division is reinforced by the growing interest we are seeing in our new second-generation FastCluster 3000 Series, which provides our customers with the most advanced interconnect technology in the industry."

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to realigning the German MODCOMP workforce, growing the U.S. Systems and Solutions sales force, the prospects for the MultiComputer division, the timing of deliveries relating to the Raytheon contract, and the interest in the Company's FastCluster 3000 Series. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30,	September 30,
	2006	2005
Assets
Current assets:
Cash and short-term investments	$13,525	$12,727
Accounts receivable, net	11,492	6,891
Inventories	5,213	3,711
Other current assets	1,460	923
Total current assets	31,690	24,252
Property, equipment and improvements, net	1,153	1,179
Other assets	5,594	5,513
Total assets	$38,437	$30,944

Liabilities and Shareholders' Equity
Current liabilities	13,574	7,581

Pension and retirement plans	7,684	7,129
Deferred income taxes	222	166

Shareholders' equity	16,957	16,068
Total liabilities and shareholders' equity	$38,437	$30,944

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------//-------Nine months ended----/
	June 30	June 30	June 30	June 30
	2006	2005	2006	2005
Sales:
Product	$14,468	$7,612	$41,342	$33,926
Service	4,088	3,931	9,957	10,431
Total sales	18,556	11,543	51,299	44,357

Cost of Sales:
Product	12,588	5,774	33,388	25,703
Service	2,571	2,202	6,698	6,664
Total cost of sales	15,159	7,976	40,086	32,367

Gross profit	3,397	3,567	11,213	11,990

Operating expenses:
Engineering and development	500	602	1,579	2,066
Selling, general & administrative	2,983	2,771	9,244	8,299
Total operating expenses	3,483	3,373	10,823	10,365

Operating income(loss)	(86)	194	390	1,625

Other income, net	68	68	304	149

Income(loss) from continuing operations before income taxes	(18)	262	694	1,774
Provision for income taxes	26	97	251	557
Income(loss) from continuing operations	(44)	165	443	1,217

Income(loss) from discontinued operations, net
Income taxes	--	46	--	(19)

Net Income(loss)	($44)	$211	$443	$1,198

Income(loss) per share from continuing operations - basic	($0.01)	$0.05	$0.12	$0.34
Income(loss) per share from discontinued
operations - basic	--	$0.01	--	($0.01)
Net income(loss) per share - basic	($0.01)	$0.06	$0.12	$0.33
Weighted average shares outstanding - basic	3,685	3,634	3,682	3,600

Income(loss) per share from continuing
operations - diluted	($0.01)	$0.05	$0.12	$0.32
Income(loss) per share from discontinued
operations - diluted	--	--	--	($0.02)
Net income(loss) per share - diluted	$0.01)	$0.06	$0.12	$0.31
Weighted average shares outstanding - diluted	3,685	3,828	3,791	3,806